Exhibit 16.1 -- Letter Regarding Change In Certifying Accountant


G. Brad Beckstead
---------------------------
Certified Public Accountant

                                                       3340 Wynn Road, Ste. C
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                             702.362.0540 fax


November 12, 2003


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

The firm of G. Brad Beckstead, CPA, Sole Proprietor, was previously principal accountant for FreePCSQuote.com, Inc. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001 and 2000. On or about June 30, 2002, I changed my accounting practice from a sole proprietorship to a partnership with Beckstead and Watts, LLP. I have read the Company's statements included under Item 4 of its Form 8-K dated November 12, 2003, and I agree with such statements.


Very truly yours,

/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA



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